As filed with the Securities and Exchange Commission on June 19, 2000
                           Registration No. 333-50641

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ANICOM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                              36-3885212
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, (847) 518-8700
   (Address, including zip code, and telephone number, including area code,of registrant's principal executive offices)

                                 CARL E. PUTNAM
                      Chief Executive Officer and President
                                  Anicom, Inc.
   6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, (847) 518-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

                               JEFFREY PATT, ESQ.
                               Katten Muchin Zavis
                       525 West Monroe Street, Suite 1600
                             Chicago, Illinois 60661
                                 (312) 902-5200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

         Pursuant to this Registration Statement, as amended, Anicom, Inc. (the "Registrant") registered 356,698 shares of the Registrant's Common Stock, $.001 par value, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Registration Statement was declared effective on April 28, 1998. The Registrant is filing this Post-Effective Amendment to the Registration Statement in order to withdraw from registration certain securities covered by the Registration Statement which remain unsold at the termination of the offering.

         Of the 356,698 shares of Common Stock registered, 193,377 shares were sold. 163,321 shares registered for sale by certain stockholders of the Registrant were not offered for sale by such stockholders pursuant to this Registration Statement. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration such 163,321 shares of the Registrant's Common Stock.

                                   SIGNATURES

         Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the
Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on June 19, 2000.

                            ANICOM, INC.


                            By: /s/ Donald C. Welchko
                            -------------------------------------------
                            Donald C. Welchko
                            Chief Financial Officer and Senior Executive
                            Vice President

                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                    Title                        Date
--------------------------------------------------------------------------------

                *                  Chairman of the Board           June 19, 2000
-------------------------------
         Thomas J. Reiman

                *                  Chief Executive Officer,        June 19, 2000
-------------------------------    President and a Director
          Carl E. Putnam

                                   Chief Financial Officer,        June 19, 2000
                *                  Senior Executive Vice
-------------------------------    President and a Director
        Donald C. Welchko

                *                  Director                        June 19, 2000
-------------------------------
         Alan B. Anixter

                *                  Director                        June 19, 2000
-------------------------------
         Scott C. Anixter

                *                  Director                        June 19, 2000
-------------------------------
          Ira J. Kaufman

                *                  Director                        June 19, 2000
-------------------------------
          Michael Segal


* By: /s/ Donald C. Welchko
          ---------------------
          Donald C. Welchko
          Attorney in Fact